Exhibit 99.1

Onvia Contacts:

Cameron Way

Chief Financial Officer

Tel 206-373-9034

cway@onvia.com

Onvia, Inc. Reports First Quarter 2012 Results

Revenue constant at $5.5 million compared to Q4 2011; Annual Contract Value stabilizes at $18.5 million

SEATTLE, WA — May 3, 2012 — Onvia, Inc. (NASDAQ: ONVI), a leading provider of comprehensive government-business market intelligence, reported financial results for the first quarter ended March 31, 2012.

Q1 2012 Highlights

•	Cash, Cash Equivalents and Investments increased $513,000 to $12.0 million in Q1 2012

•	Blended Annual Contract Value per New Client up 32% to $9,359 vs. $7,110 Q1 2011

•	Annual Contract Value per Client up 16% to $4,315 vs. $3,725 in Q1 2011

•	Onvia 5 launched on time and on budget

•	Revenue down 11% to $5.5 million vs. Q1 2011

•	Gross margin at 84% vs. 85% in Q1 2011

•	Adjusted EBITDA decreased to $723,000 vs. $1.1 million in Q1 2011

•	Net income of $60,000 vs. $393,000 in Q1 2011

Q1 2012 Operational Performance Summary

	Q1 12	Q4 11	Change %	Q1 11	Change %
Annual Contract Value (ACV) (in millions)	$18.5	$18.5	0%	$20.8	-11%
Content Licenses (in millions)	2.0	2.1	-5%	2.1	-5%

Total Contract Value (in millions)	$20.5	$20.6	0%	$22.9	-10%

Total Clients	4,300	4,500	-4%	5,600	-23%
Annual Contract Value per Client (ACVC)	$4,315	$4,114	5%	$3,725	16%

First Quarter 2012 Results

As expected, revenue for the first quarter of 2012 stabilized at $5.5 million compared to the previous quarter and decreased 11% from $6.1 million in the same year-ago period. Our year over year revenue declined due to the planned reduction of unprofitable contract value from non-strategic clients. Revenues were constant compared to the fourth quarter of 2011 because Annual Contract Value, or ACV, improved in the first quarter of 2012. ACV represents the aggregate annual value of our subscription contracts.

ACV declined by 11% to $18.5 million from $20.8 million a year ago, but remained flat compared to the fourth quarter of 2011. ACV stabilized because the acquisition and retention of profitable client contracts continues to improve. Future improvements in client retention rates and new client acquisitions will be additive to the contract base and will drive future revenue growth. We expect revenue growth rates will stabilize and begin to grow in the second half of 2012. For more information about ACV, see “About Annual Contract Value (ACV)” below.

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Annual Contract Value per Client increased 16% from Q1 2011 to an average of $4,315 per client. ACVC improved in part by targeting more strategic clients and because renewals were weighted toward strategic clients with higher contract values.

Adjusted EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization, including non-cash stock-based compensation) for the quarter decreased to $723,000, compared to Adjusted EBITDA of $1.1 million in the same year-ago period. Net income was $60,000 or $0.01 cents per diluted share, compared to net income of $393,000 or $0.05 cents per diluted share in the first quarter of 2011. Throughout 2011, we recognized revenue on a higher base of unprofitable contracts that did not renew, but reduced our cost structure to support our new business model. This resulted in higher EBITDA and net income in the first quarter of last year.

Operating expenses in the first quarter of 2012 decreased 5% to $4.6 million compared to $4.9 million in Q1 2011. General and administrative costs declined by 31% compared to the same period last year in part because of professional fees incurred to develop the Tax Benefits Preservation Plan (intended to protect Onvia’s $73 million in net operating loss carryforwards) and to evaluate the unsolicited expressions of interest to acquire Onvia last year.

At March 31, 2012, cash, cash equivalents and investments increased by $513,000 despite declining revenues, compared to the end of 2011. As of March 31, 2012 we held cash and investments of $12.0 million compared to $11.5 million at the end of last year. Our cash balance increased due to lower operating expenses, the timing of capital expenditures and improving ACV.

2012 Initiatives

“Successful execution of Onvia’s transformation plan maximizes the advantages of our business model, which include strong operating leverage with potential EBITDA margins reaching 30%, significant free cash flows and no federal income taxes,” stated Hank Riner, Onvia’s Chief Executive Officer. “We expect that Onvia will deliver highly predictable financial performance and profitable sustainable growth.”

“In the second year of our business transformation we are focused on four corporate initiatives,” Mr. Riner continued. “First, we continue to drive improvement in our SMB sales organization to scale results. In the first quarter, we built on the momentum from last quarter, driving record SMB results in both acquisition and retention since we began our transformation in 2011. Average contract value for new SMB clients increased to $8,376 in the first quarter 2012, an increase of 32% compared to $6,355 in the same year ago quarter. We continue to emphasize domain knowledge expertise with the vertical alignment of both acquisition and retention teams, and focus on consultative selling to align Onvia’s solutions to customer needs, objectives and challenges.

“Second, we added more structure to our Enterprise sales organization. During the quarter, we rolled out the methods we used for success in SMB to Enterprise sales which include vertical industry focus, consultative selling and a rigorous customer care program. We believe there is a strong market for our solutions in the Enterprise market, supported by the many success stories shared by our new and existing Enterprise clients.”

Since the SMB and Enterprise selling processes are similar, we will report a blended ACVC for SMB and Enterprise Sales, instead of SMB ACVC in 2012. In the first quarter, our blended ACVC including both SMB and Enterprise acquisition was $9,359, up 32% from $7,110 in the same quarter last year, and up 24% from $7,560 in the fourth quarter of last year. Blended ACVC may fluctuate in sequential quarters until Enterprise results become more consistent.

“Third, we need to continue to execute on our product roadmap,” continued Mr. Riner. “We reached a first milestone with the launch of Onvia 5 in the first quarter 2012. The new release has been very successful with positive market reaction to improved usability and navigation. In addition, we are expanding content collection to support our procurement awards and term contracts solution which will be released in July 2012. This expanded content coverage and our ongoing data normalization initiative is expected to differentiate our existing products in the market and support a new series of decision analytics tools to be released in 2013.”

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“Finally, we need to improve our marketing,” Mr. Riner concluded. “Our marketing team is focused developing strategic messaging, delivering quality sales leads, and increasing client upgrades into higher value, differentiated products. The successful execution of these plans is expected to drive revenue growth, improve sales effectiveness and build our brand. We measure the success of our marketing initiatives through improvements in ACV and ACVC.”

Conference Call

Onvia will hold a conference call later today (May 3, 2012) to discuss our first quarter results. CEO Hank Riner and CFO Cameron Way will host the call starting at 4:30 p.m. Eastern time. A question and answer session will follow management’s presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, request the Onvia conference call and provide the conference ID:

Date: Thursday, May 3, 2012

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Dial-In Number: 1-800-894-5910

International: 1-785-424-1052

Conference ID#: ONVIA

The conference call will be broadcast simultaneously and available for replay via the investor section of Onvia’s website at www.onvia.com. If you have any difficulty connecting with the conference call, please contact Cameron Way at 206-373-9034.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day and until June 3, 2012:

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay pass-code: 11637

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Use of Non-GAAP Financial Information

Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of the company’s liquidity. Onvia defines Adjusted EBITDA as net income / (loss) before interest expense and other non-cash financing costs; taxes; depreciation; amortization; and non-cash stock-based compensation. Other companies (including Onvia’s competitors) may define Adjusted EBITDA differently. Onvia presents Adjusted EBITDA because it believes Adjusted EBITDA to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in similar industries and size. Management also uses this information internally for forecasting and budgeting. It may not be indicative of the historical operating results of Onvia nor is it intended to be predictive of potential future results. Investors should not consider Adjusted EBITDA in isolation or as a substitute for analysis of results as reported under GAAP. See “Reconciliation of GAAP Net Income to Adjusted EBITDA” below for further information on this non-GAAP measure and for a reconciliation of GAAP Net Income to Adjusted EBITDA for the periods indicated.

Onvia, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011
GAAP net income	$60	$677	$393

Reconciling items from GAAP to Adjusted EBITDA
Interest and other income, net	(16)	(9)	(11)
Depreciation and amortization	659	625	639
Amortization of stock-based compensation	20	77	63
Income tax / (benefit)	—	(616)	—

Adjusted EBITDA	$723	$754	$1,084

About Annual Contract Value (ACV) and Quarterly Contract Value per Client (QCVC)

Onvia also supplements its financial statements in this release and in its annual report on Form 10-K and quarterly reports on Form 10-Q with a calculation of Annual Contract Value (ACV), which represents the annualized aggregate revenue value of all subscription contracts as of the end of the quarter. ACV is driven by Annual Contract Value per Client (ACVC) and the number of clients. Most of Onvia’s revenues are generated from subscription contracts, which are typically prepaid and have a minimum term of one year, with revenues recognized ratably over the term of the subscription. Onvia also receives revenues from multi-year content distribution partnerships, stand-alone management reports, document download services, and list rental services, which are not included in the calculation of ACV. ACV is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to revenue or any other financial measures so calculated. Management uses this information as a basis for planning and forecasting core business activity for future periods and believes it is useful in understanding the results of its operations. Quarterly Contract Value per Client (QCVC) is similar to ACVC, but represents the average annual contract value of all new and renewing client transactions signed during the quarter only. We eliminated this metric in 2012, because we believe that blended acquisition ACVC better represents the trend in current period ACVC because it is not affected by the mix of accounts renewing in the period.

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Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “intend,” “plan,” “expect,” “should,” “indicate” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Forward-looking statements contained in this release may relate to, but are not limited to, statements regarding Onvia’s future results of operations, the progress to be made by Onvia’s transformation plan, the future impact of Onvia’s new business model and Onvia’s future product and content offerings. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Onvia’s “targeted accounts” strategy may fail to increase contract value of new customers; identifying partners to distribute Onvia’s content may be slower than expected; client adoption of Onvia’s enterprise solutions may be slower than expected; Onvia’s market driven product development process may fail to improve sales penetration and client retention rates; and Onvia’s technology may fail to handle the increased demands on its infrastructure caused by increasing network traffic and the volume of aggregated data. Additional information on factors that may impact these forward-looking statements can be found in the “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections, as applicable, in Onvia’s Annual Report on Form 10-K for the year December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

Any forward-looking statement made by Onvia in this release is as of the date indicated. Factors or events that could cause Onvia’s actual results to differ may emerge from time to time, and it is not possible for Onvia to predict all of them. Onvia assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this presentation as a result of new information or future events or developments, except as may be required by law.

About Onvia, Inc.

For more than 12 years Onvia (NASDAQ: ONVI) has been delivering the research, analytics and tools companies rely on to succeed in the $5.5 trillion government market. Onvia tracks, analyzes and reports the spending of tens of thousands of federal, state and local government agencies, giving companies a single source for conducting open, intelligent and efficient business with government. Along with providing an exclusive suite of integrated business tools for a wide variety of industries, Onvia offers DemandStar, the automated system that streamlines agency procurement processes. For information about Onvia visit www.onvia.com.

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Onvia, Inc.

Condensed Consolidated Statements of Operations

Three Months Ended March 31, 2012 and March 31, 2011

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
	(In thousands, except per share data)
Revenue
Subscription	$4,703	$5,298
Content license	537	552
Management information reports	145	190
Other	111	103

Total revenue	5,496	6,143

Cost of revenue	860	905

Gross margin	4,636	5,237

Operating expenses:
Sales and marketing	2,747	2,647
Technology and development	1,042	1,041
General and administrative	803	1,168

Total operating expenses	4,592	4,855

Income from operations	44	382

Interest and other income, net	16	11

Net income	$60	$393

Unrealized gain on available-for-sale securities	—	1

Comprehensive income	$60	$394

Basic net income per common share	$0.01	$0.05

Diluted net income per common share	$0.01	$0.05

Basic weighted average shares outstanding	8,505	8,435

Diluted weighted average shares outstanding	8,799	8,537

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ONVIA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2012	December 31, 2011
	(Unaudited)
	(In thousands, except share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,613	$3,378
Short-term investments, available-for-sale	7,427	8,149
Accounts receivable, net of allowance for doubtful accounts of $66 and $37	1,162	1,124
Prepaid expenses and other current assets, current portion	645	478
Security deposits, current portion	—	45
Deferred tax assets, current portion	—	28

Total current assets	13,847	13,202

LONG TERM ASSETS:
Property and equipment, net of accumulated depreciation	1,338	1,275
Internal use software, net of accumulated amortization	6,051	6,175
Prepaid expenses and other assets, net of current portion	2	2
Security deposits, net of current portion	90	90
Deferred tax assets, net of valuation allowance	706	588

Total long term assets	8,187	8,130

TOTAL ASSETS	$22,034	$21,332

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$506	$609
Accrued expenses	679	709
Obligations under capital leases, current portion	123	—
Idle lease accrual, current portion	57	69
Unearned revenue, current portion	8,410	7,999
Deferred rent, current portion	153	—
Deferred tax liabilities	90	146

Total current liabilities	10,018	9,532

LONG TERM LIABILITIES:
Obligations under capital leases, net of current portion	47	—
Idle lease accrual, net of current portion	68	74
Unearned revenue, net of current portion	586	489
Deferred rent, net of current portion	527	568

Total long term liabilities	1,228	1,131

TOTAL LIABILITIES	11,246	10,663

STOCKHOLDERS’ EQUITY:
Preferred stock; $.0001 par value: 2,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock; $.0001 par value: 11,000,000 shares authorized; 8,515,515 and 8,494,290 shares issued; and 8,515,489 and 8,494,264 shares outstanding	1	1
Treasury stock, at cost: 26 and 26 shares	—	—
Additional paid in capital	352,821	352,762
Accumulated other comprehensive loss	1	1
Accumulated deficit	(342,035)	(342,095)

Total stockholders’ equity	10,788	10,669

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,034	$21,332

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Onvia, Inc.

Condensed Consolidated Statements of Cash Flows

Three Months Ended March 31, 2012 and March 31, 2011

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$60	$393
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	659	639
Idle lease accrual	(18)	—
Stock-based compensation	20	63
Change in operating assets and liabilities:
Accounts receivable	(38)	215
Prepaid expenses and other assets	(166)	(31)
Accounts payable	(62)	(404)
Accrued expenses	(30)	(203)
Unearned revenue	508	(98)
Deferred rent	(35)	(27)

Net cash provided by operating activities	898	547

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(88)	(303)
Additions to internal use software	(358)	(321)
Purchases of investments	(3,313)	(2,784)
Sales of investments	1,263	—
Maturities of investments	2,772	758
Return of security deposits	45	135

Net cash provided by / (used in) investing activities	321	(2,515)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital lease obligations	(22)	—
Proceeds from exercise of stock options	38	95

Net cash provided by financing activities	16	95

Net increase / (decrease) in cash and cash equivalents	1,235	(1,873)

Cash and cash equivalents, beginning of period	3,378	7,522

Cash and cash equivalents, end of period	$4,613	$5,649

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